FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2015 (March 10, 2015)

ESSEX PROPERTY TRUST, INC.

ESSEX PORTFOLIO, L.P.

(Exact name of registrant as specified in its charter)

001-13106 (Essex Property Trust, Inc.)

333-44467-01 (Essex Portfolio, L.P.)
(Commission File Number)

Maryland (Essex Property Trust, Inc.)	77-0369576 (Essex Property Trust, Inc.)
California (Essex Portfolio, L.P.)	77-0369575 (Essex Portfolio, L.P.)
(State of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of principal executive offices) (Zip Code)

(650) 494-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 10, 2015, Essex Property Trust, Inc. (the “Company”) and Essex Portfolio, L.P. (the “Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein (the “Underwriters”), in connection with the public offering by the Operating Partnership of $500 million aggregate principal amount of the Operating Partnership’s 3.500% Senior Notes due 2025 (the “Notes”). The Notes will be fully and unconditionally guaranteed by the Company. The press release announcing the pricing of the Notes is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Operating Partnership intends to use the net proceeds of the Notes offering to repay indebtedness under its unsecured line of credit facility, its unsecured working capital line of credit facility and for other general corporate and working capital purposes.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, which is being filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

1.1	Underwriting Agreement, dated March 10, 2015, among Essex Portfolio, L.P., Essex Property Trust, Inc., and Wells Fargo Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc. and U.S. Bancorp Investments, Inc., as representatives of the Underwriters.

99.1	Press release issued by Essex Property Trust, Inc. on March 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2015

Essex Property Trust, Inc.

/s/ Michael T. Dance

Name: Michael T. Dance
Title: Executive Vice President & Chief Financial Officer

Essex Portfolio, L.P.

By: Essex Property Trust, Inc.

/s/ Michael T. Dance

Name: Michael T. Dance
Title: Executive Vice President & Chief Financial Officer